Exhibit 99.1

FOR IMMEDIATE RELEASE TUESDAY, NOVEMBER 22, 2011 Contact: David Vander Ploeg Executive VP and CFO 920-882-5854

W6316 Design Drive, Greenville, WI 54942 P.O. Box 1579, Appleton, WI 54912-1579

School Specialty Reports Fiscal 2012 Second Quarter and Year-to-Date Results

-	Year-to-date revenues declined 3 percent to $528 million

-	Cost reductions implemented for additional annual savings of $10 million

-	Revenue and earnings guidance revised

Greenville, WI, November 22, 2011—School Specialty (NASDAQ: SCHS) today reported fiscal 2012 second quarter and year-to-date financial results. Because of the company’s seasonality and the extra week in the prior year, operating results are more accurately evaluated over the full six-month period.

Revenue for the first six months of fiscal 2012 was $527.5 million, compared with $544.9 million in the first six months of the prior year, a decline of 3.2 percent. Earnings before interest, tax, depreciation and amortization (“EBITDA”) totaled $71.7 million compared with $85.2 million in the previous year. Net income was $22.4 million or $1.18 per diluted share in the first six months of fiscal 2012, compared with a net loss in the first six months of last year of $313.5 million, or $16.62 per share. Excluding net of tax impairment charges of $344.9 million or $18.28 per share last year, earnings per share were $1.66 in the first six months of the prior year.

“Unit pricing pressure and reductions in funding for student agendas resulted in two-thirds of the company’s revenue decline in the first six months,” said David J. Vander Zanden, Chief Executive Officer. “Curriculum revenues declined in the mid-single digits from the prior year as order rates across the industry slowed sharply at the start of the new school year, offsetting both our first quarter gains and strong Science adoption revenues in Indiana. Revenue in Educational Resources for the six-month period was nearly the same as last year, and our gross margins expanded in the last two months of the quarter in a market place that remains challenged.”

Vander Zanden continued, “We expect Educational Resources’ revenue and gross margins to continue to improve over the prior year beginning in January as we introduce our new programs for the next selling season. In addition, we have implemented company-wide cost reductions that are expected to contribute ongoing savings of approximately $10 million annually. The entire organization remains focused on how we can best serve our customers in providing cost-effective solutions with our high quality curriculum and educational products in this challenging environment.”

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Second Quarter Financial Results

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Revenue for the second quarter was $251.4 million, compared with $291.9 million for the same period last year. Approximately $18 million of this decrease was related to the shift in the high volume shipping weeks between the first and second quarters. Educational Resources revenue was $173.2 million in the second quarter, down 3 percent after adjusting for the shift in weeks. Second quarter revenue for the Accelerated Learning Group was $78.0 million, a decline of 16 percent compared with the same period last year, adjusted for the shift in weeks. The remaining decline was related to lower student agenda sales and slightly lower curriculum sales.

•

Gross profit was $95.1 million compared with $117.5 million in last year’s second quarter, a decline of 19.1 percent. Consolidated gross margin declined to 37.8 percent compared with 40.3 percent in the prior year. The decline in gross margin was primarily due to a shift in product mix towards Educational Resources products and to lower gross margin products within the Accelerated Learning segment.

•

Selling, general and administrative (SG&A) expenses declined $5.9 million to $73.4 million from the prior year’s $79.3 million. The decline was primarily related to lower volume related expenses and lower compensation and benefit costs.

•	Second quarter interest expense increased to $6.9 million from last year’s $6.7 million.

•	Net income in this year’s second quarter was $8.9 million or $0.47 per diluted share, compared with last year’s second quarter net income of $18.1 million or $0.96 per diluted share.

Six-Month Financial Results

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Revenue for the first six months of fiscal 2012 was $527.5 million, compared with $544.9 million in the same period of the prior year, a decline of 3.2 percent. Revenue for the six-month period of fiscal 2012 for Educational Resources declined 1.1 percent, at $359.3 million compared with $363.1 million in fiscal 2011. Accelerated Learning revenue declined 7.5 percent to $167.8 million in the first six months of fiscal 2012 compared with $181.4 million in the prior year, primarily as a result of lower student agenda sales and slightly lower curriculum sales.

•

Gross profit for the first six months of the fiscal year was $206.3 million compared with $225.6 million in the same period last year. Year-to-date consolidated gross margin declined to 39.1 percent from 41.4 percent in the six months of fiscal 2011. Product mix between segments and Educational Resources price discounting were the major contributors to the gross margin decline.

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SG&A expenses declined to $153.2 million compared with the prior year’s $157.2 million. This decline is due to a combination of decreased variable costs associated with the revenue decline and lower compensation costs.

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Interest expense in the first six months of the fiscal year was $14.8 million compared with last year’s $14.9 million. Fiscal 2012 interest expense for the first six months included $0.7 million of accelerated debt issuance cost amortization related to debt re-financing and $5.0 million of non-cash interest expenses related to the company’s convertible debt, compared to $5.5 million of non-cash interest expense in last year’s first half.

•

During the first half of fiscal 2012, $57.5 million of outstanding 3.75% convertible subordinated debentures were exchanged and refinanced with new debentures. Expenses of $1.1 million associated with this convertible debt exchange were recognized in the current year’s first six months.

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Net income was $22.4 million or $1.18 per diluted share in the first half of fiscal 2012, compared with a net loss of $313.5 million, or $16.62 per share in last year’s first half. Last year’s net loss included a net of tax, non-cash goodwill and other intangible asset impairment charge of $344.9 million, or $18.28 per share. Excluding this charge, prior year earnings per share was $1.66.

•

Free cash flow declined in the first half of fiscal 2012 by $72 million compared to fiscal 2011’s first half. This expected decline was a result of planned early inventory purchases made during the company’s fourth quarter of fiscal 2011 and the timing of accounts payable payments in the current fiscal year.

Outlook

Due to the weaker than anticipated educational industry sales trends, School Specialty is revising its financial guidance for fiscal 2012 as follows:

	Revised	Prior
Revenue	$730 million to $740 million	$755 million to $780 million
EBITDA	$48 million to $52 million	$53 million to $59 million
Loss per share	($0.65) to ($0.50)	($0.35) to ($0.10)
Free cash flow[1]	$0 million to $10 million	$5 million to $15 million

[1]	Including deferred tax payments of approximately $30 million

The company remains focused on working capital management and debt reduction. During the quarter, continued progress was made to improve days of inventory on hand as well as days of sales outstanding. In addition, the company expects to retire the remaining $42.5 million of the original convertible subordinated notes due 2026 at the end of November, utilizing a portion of the term loan feature of the company’s existing credit facility.

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Conference Call

School Specialty will host a conference call to discuss its fiscal 2012 second quarter financial results. The conference call begins today, November 22, at 10:00 a.m. Central (11:00 a.m. Eastern). The call will be simultaneously broadcast in the Investors section of the School Specialty web site at www.schoolspecialty.com, and a replay of the call will be available.

About School Specialty, Inc.

School Specialty is a leading education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities to learn. The company designs, develops, and provides preK-12 educators with the latest and very best curriculum, supplemental learning resources, and school supplies. Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

For more information about School Specialty, visit www.schoolspecialty.com.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about future results of operations, expectations, plans, prospects, or asset values, including but not limited to statements included under the heading “Outlook,” constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions. These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

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School Specialty, Inc.

SCHOOL SPECIALTY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

Unaudited

	Three Months Ended		Six Months Ended
	October 29, 2011	October 23, 2010	October 29, 2011	October 23, 2010
Revenues	$251,375	$291,879	$527,459	$544,863
Cost of revenues	156,315	174,357	321,123	319,269

Gross profit	95,060	117,522	206,336	225,594
Selling, general and administrative expenses	73,405	79,318	153,181	157,166
Impairment charge	—	—	—	411,390

Operating income/(loss)	21,655	38,204	53,155	(342,962)
Other expense:
Interest expense	6,867	6,747	14,779	14,876
Expense assocated with convertible debt exchange	—	—	1,090	—

Income/(loss) before provision for income taxes	14,788	31,457	37,286	(357,838)
Provision for (benefit from) income taxes	6,044	13,222	14,972	(44,447)

Income/(loss) before investment in unconsolidated affiliate	$8,744	$18,235	$22,314	$(313,391)

Equity in earnings/(losses) of unconsolidated affiliate	135	(135)	115	(135)

Net income/(loss)	$8,879	$18,100	$22,429	$(313,526)

Weighted average shares outstanding:
Basic	18,880	18,870	18,877	18,867
Diluted	19,020	18,873	18,972	18,867

Net Income/(Loss) Per Share:
Basic	$0.47	$0.96	$1.19	$(16.62)
Diluted	$0.47	$0.96	$1.18	$(16.62)

Earnings before interest, taxes, depreciation, amortization and impairment charges (EBITDA) reconciliation:
Net income (loss)	$8,879	$18,100	$22,429	$(313,526)
Equity in (earnings)/losses of unconsolidated affiliate	(135)	135	(115)	135
Provision for / benefit from income taxes	6,044	13,222	14,972	(44,447)
Expense associated with convertible debt exchange	—	—	1,090	—
Impairment charge	—	—	—	411,390
Depreciation and amortization expense	7,319	6,881	14,536	13,869
Amortization of development costs	2,356	1,395	3,959	2,931
Interest expense	6,867	6,747	14,779	14,876

EBITDA	$31,330	$46,480	$71,650	$85,228

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School Specialty, Inc.

SCHOOL SPECIALTY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and Per Share Amounts)

Unaudited

	October 29, 2011	April 30, 2011	October 23, 2010
ASSETS
Current assets:
Cash and cash equivalents	$4,141	$9,821	$8,105
Accounts receivable, net	127,722	67,442	147,057
Inventories	77,253	111,266	75,190
Deferred catalog costs	7,079	16,639	7,997
Prepaid expenses and other current assets	14,218	14,516	16,099
Deferred taxes	1,700	—	9,866

Total current assets	232,113	219,684	264,314
Property, plant and equipment, net	59,962	65,571	64,259
Goodwill	127,990	129,390	127,146
Intangible assets, net	150,521	155,889	160,852
Other	35,054	36,383	33,321
Deferred taxes long-term	7,218	10,227	—
Investment in unconsolidated affiliate	20,515	20,400	28,080

Total assets	$633,373	$637,544	$677,972

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities—long-term debt	$43,272	$98,243	$849
Accounts payable	40,816	85,639	81,412
Accrued compensation	12,284	7,972	8,567
Deferred revenue	4,389	3,600	4,895
Deferred taxes	—	4,454	—
Accrued income taxes	13,122	11,855	29,103
Other accrued liabilities	29,223	25,428	33,567

Total current liabilities	143,106	237,191	158,393
Long-term debt—less current maturities	266,350	198,036	266,471
Deferred taxes	—	—	15,252
Other liabilities	688	688	1,423

Total liabilities	410,144	435,915	441,539

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.001 par value per share, 1,000,000 shares authorized; none outstanding	—	—	—
Common stock, $0.001 par value per share, 150,000,000 authorized and
24,300,545; 24,290,345 and 24,290,345 shares issued, respectively	24	24	24
Capital paid-in excess of par value	443,293	441,335	437,943
Treasury stock, at cost 5,420,210; 5,420,210 and 5,420,210 shares, respectively	(186,637)	(186,637)	(186,637)
Accumulated other comprehensive income	23,603	26,390	21,839
(Accumulated deficit)	(57,054)	(79,483)	(36,736)

Total shareholders’ equity	223,229	201,629	236,433

Total liabilities and shareholders’ equity	$633,373	$637,544	$677,972

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School Specialty, Inc.

SCHOOL SPECIALTY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

Unaudited

	Six Months Ended
	October 29, 2011	October 23, 2010
Cash flows from operating activities:
Net income	$22,429	$(313,526)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and intangible asset amortization expense	14,536	13,869
Amortization of development costs	3,959	2,931
Amortization of debt fees and other	1,751	1,118
Share-based compensation expense	1,181	1,443
Impairment charge	—	411,390
Investment in unconsolidated affiliate	(115)	135
Deferred taxes	(4,246)	(77,606)
Expense associated with convertible debt exchange	1,090	—
Non-cash convertible debt deferred financing costs	5,005	5,542
Changes in current assets and liabilities (net of assets acquired and liabilities assumed in business combinations):
Accounts receivable	(61,162)	(74,064)
Inventories	34,000	24,718
Deferred catalog costs	9,560	5,596
Prepaid expenses and other current assets	295	(243)
Accounts payable	(45,089)	33,051
Accrued liabilities	10,101	33,248

Net cash (used in)/provided by operating activities	(6,705)	67,602

Cash flows from investing activities:
Additions to property, plant and equipment	(3,667)	(5,917)
Investment in product development costs	(3,816)	(4,254)

Net cash used in investing activities	(7,483)	(10,171)

Cash flows from financing activities:
Proceeds from bank borrowings	300,600	449,400
Repayment of debt and capital leases	(290,429)	(386,761)
Redemption of convertible debt	—	(133,000)
Payment of debt and other	(1,663)	—

Net cash provided by/(used in) financing activities	8,508	(70,361)

Net decrease in cash and cash equivalents	(5,680)	(12,930)
Cash and cash equivalents, beginning of period	9,821	21,035

Cash and cash equivalents, end of period	$4,141	$8,105

Free cash flow reconciliation:
Net cash (used in)/provided by operating activities	$(6,705)	$67,602
Additions to property and equipment	(3,667)	(5,917)
Investment in product development costs	(3,816)	(4,254)

Free cash flow	$(14,188)	$57,431

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School Specialty, Inc.

School Specialty, Inc.

Segment Analysis—Revenues and Gross Profit/Margin Analysis

(In thousands)

Unaudited

Segment Revenues and Gross Profit/Margin Analysis-QTD

					% of Revenues
	2Q12-QTD	2Q11-QTD	Change $	Change %	2Q12-QTD	2Q11-QTD
Revenues
Educational Resources	$173,222	$187,693	$(14,471)	-7.7%	68.9%	64.3%
Accelerated Learning	77,986	104,019	(26,033)	-25.0%	31.0%	35.6%
Corporate and Interco Elims	167	167	—		0.1%	0.1%

Total Revenues	$251,375	$291,879	$(40,504)	-13.9%	100.0%	100.0%

					% of Gross Profit
	2Q12-QTD	2Q11-QTD	Change $	Change %	2Q12-QTD	2Q11-QTD
Gross Profit
Educational Resources	$53,481	$58,740	$(5,259)	-9.0%	56.3%	50.0%
Accelerated Learning	40,825	57,903	(17,078)	-29.5%	42.9%	49.3%
Corporate and Interco Elims	754	879	(125)		0.9%	0.7%

Total Gross Profit	$95,060	$117,522	$(22,462)	-19.1%	100.1%	100.0%

Segment Gross Margin Summary-QTD

	2Q12-QTD	2Q11-QTD
Gross Margin
Educational Resources	30.9%	31.3%
Accelerated Learning	52.3%	55.7%
Total Gross Margin	37.8%	40.3%

Segment Revenues and Gross Profit/Margin Analysis-YTD

					% of Revenue
	2Q12-YTD	2Q11-YTD	Change $	Change %	2Q12-YTD	2Q11-YTD
Revenues
Educational Resources	$359,286	$363,111	$(3,825)	-1.1%	68.1%	66.6%
Accelerated Learning	167,839	181,418	(13,579)	-7.5%	31.8%	33.3%
Corporate and Interco Elims	334	334	—		0.1%	0.1%

Total Revenues	$527,459	$544,863	$(17,404)	-3.2%	100.0%	100.0%

					% of Gross Profit
	2Q12-YTD	2Q11-YTD	Change $	Change %	2Q12-YTD	2Q11-YTD
Gross Profit
Educational Resources	$113,918	$120,850	$(6,932)	-5.7%	55.2%	53.6%
Accelerated Learning	90,982	103,218	(12,236)	-11.9%	44.1%	45.8%
Corporate and Interco Elims	1,436	1,526	(90)		0.7%	0.6%

Total Gross Profit	$206,336	$225,594	$(19,258)	-8.5%	100.0%	100.0%

Segment Gross Margin Summary-YTD

	2Q12-YTD	2Q11-YTD
Gross Margin
Educational Resources	31.7%	33.3%
Accelerated Learning	54.2%	56.9%
Total Gross Margin	39.1%	41.4%

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